Exhibit 99.4

CLEAR CHANNEL COMMUNICATIONS, INC. - ELECTION FORM (RESTRICTED SHARES)

TO MAKE A VALID ELECTION, THIS FORM MUST BE RECEIVED BY CLEAR CHANNEL COMMUNICATIONS, INC. NO LATER THAN 5:00 P.M., NEW YORK CITY TIME, ON JULY 17, 2008.

I/we certify that I/we have complied with all requirements as stated in the instructions below. As of 5:00 p.m., New York City Time, on June 19, 2008, I/we was/were the registered holder(s) of the restricted shares of Clear Channel Communications, Inc. common stock for which the election in Box 3 hereof is made and give the instructions in this Election Form.

❶ *Signature:* This form **must** be signed by the registered holder(s) exactly as such name(s) appears on the certificate(s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

X ______________________ | ____________ | ____________

Signature of Shareholder | Date | Daytime Telephone #

X ______________________ | ____________ | ____________

Signature of Shareholder | Date | Daytime Telephone #

❷ SUBSTITUTE FORM W-9

PLEASE CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER BY SIGNING BELOW.

If the Taxpayer ID Number printed above is **INCORRECT** OR if the space is **BLANK** write in the **CORRECT** number here. → ☐☐☐☐☐☐☐☐☐

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), **and**

2. I am not subject to backup withholding because: **(a)** I am exempt from backup withholding, or **(b)** I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or **(c)** the IRS has notified me that I am no longer subject to backup withholding, **and**

3. I am a U.S. person (including a U.S. resident alien).

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

Signature: ______________________ Date: ____________

❸ PLACE AN ☒ IN THE ELECTION BOX ONLY

(RESTRICTED SHARES ELECTED FOR CASH)

A ☐ Cash Election ☐☐☐☐☐☐☐☐

WHOLE SHARES

(RESTRICTED SHARES ELECTED FOR STOCK)

B ☐ Stock Election ☐☐☐☐☐☐☐☐

WHOLE SHARES

Note: Any shares not covered by the above will be deemed to have made a cash election.

All elections shall be deemed made based upon the gross number of restricted shares, while the per share merger consideration will be paid based on a net number of restricted shares based upon the number of restricted shares of Clear Channel Communications, Inc. common stock held by you less the number of shares having a value (based upon a value of $36.00) equal to any required tax withholding.

All elections may be revoked or modified prior to 5:00 p.m. New York City time, on July 17, 2008, after which such elections become irrevocable.

About You and Your Restricted Shares – INDICATE ADDRESS CHANGE AS NECESSARY BELOW.

CCU Account Number

Number of Restricted Shares Evidenced by Certificate:

Certificate Number

Total Shares: ______________

A. Exchange the number of restricted shares of Clear Channel Communications, Inc. common stock indicated above in Section 3A for an amount in cash (without interest) determined pursuant to the merger agreement (subject to cutback by an amount equal to the Additional Equity Consideration (such amount not to exceed $1.00 per share), plus Additional Per Share Consideration (if any)).

B. Exchange the number of restricted shares of Clear Channel Communications, Inc. common stock indicated above in Section 3B for shares of CC Media Holdings, Inc. Class A common stock, as determined pursuant to the merger agreement **SUBJECT TO PRORATION AND CUTBACK** to the individual cap, with cash in lieu of fractional shares, plus the Additional Per Share Consideration (if any). **IF YOU ELECT STOCK YOU MUST FILL OUT THE LETTER OF TRANSMITTAL.**

Please note the following:

1. You may only make an election in Box 3 hereof for restricted shares that you held of record as of 5:00 p.m., New York City Time, on June 19, 2008. If you hold options or shares of non-restricted stock, you will receive a separate election form with respect to such options or shares of non-restricted stock.
2. You may not make an election for any restricted shares that were granted to you after April 30, 2007 ("Post-April Restricted Shares"). Post-April Restricted Shares will be converted into restricted shares of CC Media Holdings, Inc. Class A common stock immediately prior to the merger and will continue to be subject to the vesting schedule and other terms and conditions described in your restricted stock agreement. Do not include any Post-April Restricted Shares in the elections in Box 3 above.
3. **If you do not submit this election form prior to 5:00 p.m. New York City time on July 17, 2008 (the "Election Deadline"), you will be deemed to have elected to receive the cash consideration and all of your restricted shares of Clear Channel Communications, Inc. common stock will be converted into an amount in cash (without interest) determined pursuant to the merger agreement** (subject to cutback by an amount equal to the Additional Equity Consideration (such amount not to exceed $1.00 per share), plus Additional Per Share Consideration (if any)). Refer to the proxy statement-prospectus dated [____________], 2008 for more information.
4. This election form should not be used for any restricted shares scheduled to vest before the Election Deadline. You should include any restricted shares scheduled to vest before the Election Deadline (as reduced by the number of shares used to satisfy your tax withholding obligation) in the Election Form (Stock) that you will complete for your unrestricted shares of Clear Channel Communications, Inc. common stock (and which you will receive in a separate mailing). Restricted shares scheduled to vest after the Election Deadline but before the effective time of the merger should be included in this Election Form (Restricted Shares).
5. There is no guarantee that you will receive your stock election choice. If the total stock elections received exceed the number of shares of stock consideration or if the number of shares of stock you elect exceed the individual cap, the number of shares you elect will be subject to proration and/or cutback, all as set forth in the merger agreement. In this case, you will receive an amount in cash (without interest) for any restricted shares for which you do not receive stock. Refer to the proxy statement-prospectus dated [____________], 2008 for more information.
6. Clear Channel Communications, Inc. has the discretion to reject your stock election for reasons set forth in the merger agreement and described in the proxy statement-prospectus. For example, if you fail to properly fill out and timely submit this election form, do not properly fill out and timely submit the letter of transmittal or otherwise fail to properly make a stock election, Clear Channel Communications, Inc. may reject your stock election and you will receive an amount in cash (without interest) for any restricted shares subject to such a rejected stock election.
7. Because individual circumstances may differ, shareholders should consult their tax advisors to determine the tax effect to them of the merger, including the application and effect of foreign, state, local or other tax laws.
8. Your submission of an election form does not constitute a vote on the merger. In order to vote your shares, you must sign, date and return the proxy card included with the proxy statement-prospectus or attend the Special Meeting on July 24, 2008 and vote in person.

Indicate change of address here

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Do you need assistance?
Call Innisfree M&A Incorporated - 1-877-456-3427

WHERE TO FORWARD YOUR TRANSMITTAL AND ELECTION FORM MATERIALS

By Mail or Overnight Courier:
Clear Channel Communications, Inc.
200 East Basse Road
San Antonio, TX 78209
Attn: Bridget Cornelius